Exhibit 99.4

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ESTE Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-994-4794 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Earthstone Energy, Inc. Special Meeting of Stockholders For Stockholders of record as of [ ], 2023 DATE: [ ], 2023 TIME: [ ] PLACE: 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints [ ] and [ ] (the “Named Proxies”), and each or either of them, as proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each or either of them, to vote all the shares of Class A Common Stock and Class B Common Stock of Earthstone Energy, Inc. (“Earthstone”) which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon the Named Proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In postponement their discretion, thereof the .Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance this card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Earthstone Energy, Inc. Special Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To approve and adopt the merger agreement, by and among Earthstone, Earthstone Energy FOR Holdings, LLC (“Earthstone OpCo”), Permian Resources Corporation (“Permian Resources”), Smits Merger Sub I Inc. (“Merger Sub I”), Smits Merger Sub II LLC (“Merger Sub II”) and Permian Resources Operating, LLC (“Permian Resources OpCo”), pursuant to which (i) Merger Sub I will merge with and into Earthstone, with Earthstone continuing its existence as the surviving corporation following the Initial Company Merger as a direct, wholly owned subsidiary of Permian Resources as the “Initial Surviving Corporation,” (ii) the Initial Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving as a direct, wholly owned subsidiary of Permian Resources, and (iii) Earthstone OpCo will merge with and into Permian Resources OpCo; 2. To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may FOR be paid or become payable to Earthstone’s named executive officers that is based on or otherwise relates to the mergers; 3. To approve, the adjournment of the Earthstone special meeting to solicit additional proxies if FOR there are not sufficient votes at the time of the Earthstone special meeting to approve the Earthstone merger proposal. Check here if you would like to attend the meeting in person. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date